                                                                    EXHIBIT 99.1

Contact: Justin Cressall
         Treasurer
         (441) 298-0753

                  PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
               FOURTH QUARTER AND YEAR END 2004 FINANCIAL RESULTS

HAMILTON, BERMUDA, FEBRUARY 22, 2005 - Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported results for the fourth quarter and year ended December 31, 2004.

The results for the quarter are summarized as follows:

      -     Net income was $49.9 million.

      - Basic and diluted net income per common share was $1.16 and $1.03, respectively.

      -     Net premiums written were $394.9 million.

      -     GAAP combined ratio was 89.7%.

      -     Net investment income was $26.2 million.

Net premiums written for Platinum's Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2004 were $110.7 million, $168.7 million and $115.5 million, respectively, representing 28.0%, 42.7% and 29.3%, respectively, of the total net premiums written. Combined ratios for these segments were 68.3%, 92.9% and 109.4%, respectively, for the quarter.

During the quarter the Company revalued losses from hurricanes Charley, Frances, Ivan and Jeanne in light of actual claims received to date and higher industry loss estimates of approximately $30 billion. As a result, the Company recorded an additional after-tax charge of $31.6 million during the quarter, bringing the overall negative after-tax impact of the hurricanes, for the year ended December 31, 2004 to $176.4 million.

Gregory Morrison, Chief Executive Officer, commented: "Our fourth quarter results were good with strong overall underwriting profitability offsetting increases in losses from the hurricanes. We experienced a strong January 1, 2005 renewal season and expect the reinsurance market will remain attractive throughout 2005."

The results for the quarter ended December 31, 2004, compared to the quarter ended December 31, 2003, are as follows:

      -     Net income increased $0.1 million while the combined ratio increased
            7.8 percentage points, largely as a result of the additional catastrophe losses recorded in the quarter ended December 31, 2004.

      - Net premiums written increased $171.4 million, or 76.7%, and reflect increases in all three segments. Net premiums earned rose $155.1 million or 55.8%.

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                                                                               2

      -     Net investment income increased $11.0 million or 72.3%.

The results for the year ended December 31, 2004 are summarized as follows:

      -     Net income was $84.8 million.

      - Basic and diluted net income per common share was $1.96 and $1.81, respectively.

      -     Net premiums written were $1.65 billion.

      -     GAAP combined ratio was 96.7%.

      -     Net investment income was $84.5 million.

Steven H. Newman, Chairman of the Board, commented: "2004 was an important and successful year for Platinum. Income from underwriting was $47.2 million, of which $31.4 million was contributed by our Property and Marine segment, despite this being one of the worst catastrophe years on record for the reinsurance industry. This strong underwriting performance supports our reputation as a disciplined risk manager."

The results for the year ended December 31, 2004, compared to the year ended December 31, 2003, are as follows:

      -     Net income decreased $60.0 million and the combined ratio increased
            12.0 percentage points, largely as a result of the significant catastrophe losses incurred in the year ended December 31, 2004.

      - Net premiums written increased $473.9 million, or 40.4%, and reflect increases in all three segments. Net premiums earned rose $380.4 million or 35.6%.

      - Net investment income increased $26.9 million or 46.6% due mainly to strong operating cash flow, excluding trading activity, of $698.2 million in 2004.

As of December 31, 2004 total assets were $3.42 billion. Total assets increased $936.4 million (or 37.7%) from $2.49 billion as of December 31, 2003, driven mainly by an increase of cash and fixed maturity investments, which increased to $2.46 billion as of December 31, 2004, an increase of $666.4 million (or 37.2%) from $1.79 billion as of December 31, 2003.

As of December 31, 2004 shareholders' equity was $1.13 billion and book value per share was $26.30. Shareholders' equity increased $65.8 million (or $1.51 per share) from $1.07 billion (or $24.79 per share) as of December 31, 2003; an increase of 6.2%.

2005 Guidance

Based on the results of the January 1 renewal season, our experience to date and the mix of business underwritten, Platinum estimates that net premiums written and net premiums earned for 2005 will be approximately $1.6 billion, and its GAAP combined ratio for 2005 will be approximately 94%. Platinum expects its combined portfolio of cash and fixed maturity investments to be approximately $3.1 billion at year-end 2005, including the proceeds from the conversion of the Equity Security Units

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                                                                               3

(ESU's). On this basis Platinum estimates earnings for 2005 of $3.50 to $4.00 per diluted common share based on estimated weighted average diluted shares outstanding of 47 million for 2005. This estimate reflects the conversion of the ESU's in the fourth quarter.

Financial Supplement

Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional detail regarding Platinum's financial performance and that of its various business segments.

Teleconference

Platinum will host a teleconference to discuss its financial results on Wednesday, February 23, 2005 at 8:30 am Eastern Time (ET). The call can be accessed by dialing 800-289-0569 (US callers) or 913-981-5542 (international callers) or in a listen-only mode via the Investor Relations section of Platinum's website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:30 am ET on Wednesday, February 23 until midnight ET on Wednesday, March 2. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 6341081. The teleconference will also be archived on the Investor Relations section of Platinum's website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures

In presenting the Company's results, management has included and discussed certain non-GAAP financial measures; including underwriting income or (loss) and related underwriting ratios. Management believes these measures, which are used to monitor the results of operations, allow for a better and more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP).

About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of "A" (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum's website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based upon the Company's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company's future financial condition and results. The uncertainties and risks include, but are not limited to, those relating to successfully executing the Company's business strategy; the adequacy of the Company's loss reserves; conducting operations in a competitive environment; conducting operations in foreign countries; dependence upon the availability of key executives and reinsurance brokers; general economic conditions, including the effects of market volatility or a prolonged U.S. or global economic downturn or recession; variations in political, economic or other factors such as currency exchange rates, inflation rates and recessionary or expansive trends; the cyclicality of the property and casualty reinsurance business; tax, legal or regulatory restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally, and changes therein; significant weather-related or other natural or human-made disasters, civil unrest or other external factors over which the Company

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                                                                               4

has no control; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any of them in light of new information, future events or otherwise.

                                      # # #

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                                                                               5

PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2004 AND 2003
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     Three Months Ended            Twelve Months Ended
                                               ----------------------------  ------------------------------
                                               December 31,    December 31,    December 31,    December 31,
                                                   2004            2003            2004           2003
                                               -------------  -------------  ----------------  ------------
                                                       (Unaudited)
REVENUES
Net premiums earned                            $    432,936   $    277,817   $     1,447,935   $  1,067,527
Net investment income                                26,242         15,231            84,532         57,645
Net realized capital gains                              520             10             1,955          2,781

Other income (loss)                                   1,074         (1,100)            3,211          3,343
                                               ------------   ------------   ---------------   ------------
   Total revenues                                   460,772        291,958         1,537,633      1,131,296
                                               ------------   ------------   ---------------   ------------
EXPENSES
Losses and loss adjustment expenses                 283,645        131,359         1,019,804        584,171
Acquisition expenses                                 94,935         78,723           327,821        251,226
Other underwriting expenses                          10,053         17,575            53,137         69,528
Corporate expenses                                    2,844          3,357            13,196         23,067

Net foreign currency exchange losses (gains)           (399)        (3,341)             (725)           114
Interest expense                                      2,316          2,342             9,268          9,492
                                               ------------   ------------   ---------------   ------------
   Total expenses                                   393,394        230,015         1,422,501        937,598
                                               ------------   ------------   ---------------   ------------
Income before income tax expense                     67,378         61,943           115,132        193,698

Income tax expense                                   17,456         12,128            30,349         48,875
                                               ------------   ------------   ---------------   ------------
NET INCOME                                     $     49,922   $     49,815   $        84,783   $    144,823
                                               ============   ============   ===============   ============
BASIC
   Weighted average shares outstanding               43,073         43,043            43,158         43,019
   Basic earnings per share                    $       1.16   $       1.16   $          1.96   $       3.37

DILUTED
   Weighted average shares outstanding               49,819         49,868            50,261         48,873
   Diluted earnings per share                  $       1.03   $       1.03   $          1.81   $       3.09

COMPREHENSIVE INCOME
   Net income                                  $     49,922   $     49,815   $        84,783   $    144,823

   Other comprehensive income (loss),
     net of tax                                      (4,193)        (7,815)           (6,521)         8,193
                                               ------------   ------------   ---------------   ------------
   Comprehensive income                        $     45,729   $     42,000   $        78,262   $    153,016
                                               ============   ============   ===============   ============

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                                                                               6

PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND 2003
($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           December 31, 2004     December 31, 2003
                                                         ---------------------  --------------------
ASSETS
Investments and cash and cash equivalents                $           2,456,868  $          1,790,509
Receivables                                                            580,048               487,441
Accrued investment income                                               23,663                17,492
Reinsurance balances (prepaid and recoverable)                           4,892                11,231
Deferred acquisition costs                                             136,038                79,307
Funds held                                                             198,048                65,060
Other assets                                                            22,438                34,532
                                                         ---------------------  --------------------
             Total assets                                $           3,421,995  $          2,485,572
                                                         =====================  ====================

LIABILITIES
Unpaid losses and loss adjustment expenses               $           1,380,955  $            736,934
Unearned premiums                                                      502,423               305,985
Debt obligations                                                       137,500               137,500
Commissions payable                                                    181,925               176,310
Other liabilities                                                       86,189                61,640
                                                         ---------------------  --------------------
             Total liabilities                                       2,288,992             1,418,369

TOTAL SHAREHOLDERS' EQUITY                                           1,133,003             1,067,203
                                                         ---------------------  --------------------
             Total liabilities and shareholders' equity  $           3,421,995  $          2,485,572
                                                         =====================  ====================

                                                         ---------------------  --------------------
BOOK VALUE PER SHARE                                     $               26.30  $              24.79
                                                         =====================  ====================

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                                                                               7

PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003 (UNAUDITED)
($ IN THOUSANDS)

                                         Property and
THREE MONTHS ENDED DECEMBER 31, 2004        Marine     Casualty   Finite Risk     Total
---------------------------------------  ------------  ---------  -----------  ----------
SEGMENT UNDERWRITING RESULTS
Net premiums written                       $110,675     168,706      115,504   $ 394,885

Net premiums earned                         131,712     186,929      114,295     432,936
                                           --------     -------      -------   ---------
Losses and loss adjustment expenses          64,510     124,621       94,514     283,645
Acquisition expenses                         18,869      45,884       30,182      94,935
Other underwriting expenses                   6,547       3,107          399      10,053
                                           --------     -------      -------   ---------
     Total underwriting expenses             89,926     173,612      125,095     388,633
                                           --------     -------      -------   ---------
     Segment underwriting income (loss)    $ 41,786      13,317      (10,800)     44,303
                                           --------     -------      -------
Net investment income                                                             26,242
Net realized capital gains                                                           520
Net foreign currency exchange gains                                                  399
Other income                                                                       1,074
Corporate expenses                                                                (2,844)
Interest expense                                                                  (2,316)
                                                                               ---------
     Income before income tax expense                                          $  67,378
                                                                               =========
GAAP UNDERWRITING RATIOS
   Loss and loss adjustment expense            49.0%       66.7%        82.7%       65.5%
   Acquisition expense                         14.3%       24.5%        26.4%       21.9%
   Other underwriting expense                   5.0%        1.7%         0.3%        2.3%
                                           --------     -------      -------   ---------
     Combined                                  68.3%       92.9%       109.4%       89.7%
                                           --------     -------      -------   ---------
THREE MONTHS ENDED DECEMBER 31, 2003

SEGMENT UNDERWRITING RESULTS
Net premiums written                       $ 74,540      92,995       55,957   $ 223,492

Net premiums earned                          90,505     101,195       86,117     277,817
                                           --------     -------      -------   ---------
Losses and loss adjustment expenses          34,653      67,347       29,359     131,359
Acquisition expenses                         13,420      26,062       39,241      78,723
Other underwriting expenses                   7,355       6,835        3,385      17,575
                                           --------     -------      -------   ---------
     Total underwriting expenses             55,428     100,244       71,985     227,657
                                           --------     -------      -------   ---------
     Segment underwriting income           $ 35,077         951       14,132      50,160
                                           --------     -------      -------
Net investment income                                                             15,231
Net realized capital gains                                                            10
Net foreign currency exchange gains                                                3,341
Other income (loss)                                                               (1,100)
Corporate expenses                                                                (3,357)
Interest expense                                                                  (2,342)
                                                                               ---------
     Income before income tax expense                                          $  61,943
                                                                               =========
GAAP UNDERWRITING RATIOS
   Loss and loss adjustment expense            38.3%       66.6%        34.1%       47.3%
   Acquisition expense                         14.8%       25.8%        45.6%       28.3%
   Other underwriting expense                   8.1%        6.7%         3.9%        6.3%
                                           --------     -------      -------   ---------
     Combined                                  61.2%       99.1%        83.6%       81.9%
                                           --------     -------      -------   ---------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

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                                                                               8

PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE YEAR ENDED DECEMBER 31, 2004 AND 2003
($ IN THOUSANDS)

                                               Property and
TWELVE MONTHS ENDED DECEMBER 31, 2004             Marine      Casualty   Finite Risk      Total
--------------------------------------------  --------------  ---------  -----------  --------------
SEGMENT UNDERWRITING RESULTS

Net premiums written                          $     504,439    677,399     464,175    $   1,646,013

Net premiums earned                                 485,135    611,893     350,907        1,447,935
                                              -------------    -------     -------    -------------
Losses and loss adjustment expenses                 349,557    418,355     251,892        1,019,804
Acquisition expenses                                 76,360    151,649      99,812          327,821
Other underwriting expenses                          27,827     19,086       6,224           53,137
                                              -------------    -------     -------    -------------
     Total underwriting expenses                    453,744    589,090     357,928        1,400,762
                                              -------------    -------     -------    -------------
     Segment underwriting income (loss)       $      31,391     22,803      (7,021)          47,173
                                              -------------    -------     -------
Net investment income                                                                        84,532
Net realized capital gains                                                                    1,955
Net foreign currency exchange gains                                                             725
Other income                                                                                  3,211
Corporate expenses                                                                          (13,196)
Interest expense                                                                             (9,268)
                                                                                      -------------
     Income before income tax expense                                                 $     115,132
                                                                                      =============
GAAP UNDERWRITING RATIOS

   Loss and loss adjustment expense                    72.1%      68.4%       71.8%            70.4%
   Acquisition expense                                 15.7%      24.8%       28.4%            22.6%
   Other underwriting expense                           5.7%       3.1%        1.8%             3.7%
                                              -------------    -------     -------    -------------
     Combined                                          93.5%      96.3%      102.0%            96.7%
                                              -------------    -------     -------    -------------
TWELVE MONTHS ENDED DECEMBER 31, 2003

SEGMENT UNDERWRITING RESULTS

Net premiums written                          $     352,908    474,000     345,234    $   1,172,142

Net premiums earned                                 355,556    391,170     320,801        1,067,527
                                              -------------    -------     -------    -------------
Losses and loss adjustment expenses                 169,944    266,836     147,391          584,171
Acquisition expenses                                 52,154    101,005      98,067          251,226
Other underwriting expenses                          35,598     21,060      12,870           69,528
                                              -------------    -------     -------    -------------
     Total underwriting expenses                    257,696    388,901     258,328          904,925
                                              -------------    -------     -------    -------------
     Segment underwriting income              $      97,860      2,269      62,473          162,602
                                              -------------    -------     -------
Net investment income                                                                        57,645
Net realized capital gains                                                                    2,781
Net foreign currency exchange gains (losses)                                                   (114)
Other income                                                                                  3,343
Corporate expenses                                                                          (23,067)
Interest expense                                                                             (9,492)
                                                                                      -------------
     Income before income tax expense                                                 $     193,698
                                                                                      =============
GAAP UNDERWRITING RATIOS

   Loss and loss adjustment expense                    47.8%      68.2%       45.9%            54.7%
   Acquisition expense                                 14.7%      25.8%       30.6%            23.5%
   Other underwriting expense                          10.0%       5.4%        4.0%             6.5%
                                              -------------    -------     -------    -------------
     Combined                                          72.5%      99.4%       80.5%            84.7%
                                              -------------    -------     -------    -------------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.